Exhibit 99.1

Intermolecular Announces First Quarter 2017 Financial Results

SAN JOSE, Calif., May 4, 2017 -- Intermolecular, Inc. (NASDAQ: IMI) today reported results for its first Quarter ended March 31, 2017.

Results Highlights:

•	First quarter total revenue of $9.9 million
•	Implemented cost reductions to enable positive Adjusted EBITDA at $10 million revenue per quarter
•	New customer agreements and broader, high velocity pipeline create strong foundation for growth

First Quarter Fiscal 2017 Results

Revenue for the first quarter of 2017 was $9.9 million, down 5.1% compared to fourth quarter 2016 revenue of $10.5 million and down 32% compared to $14.5 million in the same period a year ago. Program revenue was $6.8 million, down 23% compared to $8.8 million in the previous quarter and down 43% from the $12.0 million recorded in the first quarter of 2016. Licensing and royalty revenue was $3.1 million (including a $1.5 million payment in connection with the completion of a CDP), up 91% compared to $1.6 million in the previous quarter and up 23% compared to $2.6 million in the same period a year ago.

GAAP net loss for the first quarter was $(5.8) million, or $(0.12) per share, compared to a net loss of $(3.0) million in the fourth quarter of 2016, or $(0.06) per share. The GAAP net loss for the first quarter of 2016 was $(1.7) million, or $(0.03) per share.

Non-GAAP net loss for the first quarter was $(5.2) million, or $(0.10) per share compared to a non-GAAP net loss of $(2.3) million, or $(0.05) per share, in the prior quarter and $(0.6) million, or $(0.01) per share in the first quarter of 2016.

Adjusted EBITDA loss for the first quarter was $(1.9) million, compared to EBITDA of $1.4 million in the first quarter of 2016.

In the first quarter, the company implemented a restructuring plan to reduce its cost structure. Included in the first quarter results is a charge of $1.3 million in connection with the restructuring. Management estimates the restructuring will save the company approximately $1.8 million per quarter starting in the second quarter of 2017. As a result, the company expects to generate positive adjusted EBITDA at $10 million revenue per quarter.

Cash and investments increased from $27.8 million at December 31, 2016 to $28.0 million at March 31, 2017

“We are pleased to report that our customer engagement efforts have succeeded in bringing in 3 new customers with contracts signed this year.  Our pipeline has deepened with additional opportunities that leverage our core capabilities for materials innovation particularly in the semiconductor ecosystem,” said Chris Kramer, President and CEO of Intermolecular.  “The restructuring that we implemented in March 2017 has enabled IMI to become a leaner and more nimble organization.  Our reduced cost structure coupled with our new customer relationships position us well for future growth and profitability.”

Intermolecular reports revenue, cost of revenue, gross margin, operating income (loss), net income (loss) and earnings (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis. A reconciliation of the non-GAAP financial measures with the most directly comparable GAAP measures, as well as a description of the items excluded from the non-GAAP measures, is included in the financial statements portion of this press release. Please refer to “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Conference Call Today

Intermolecular will host a conference call and simultaneous audio-only webcast at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time today with Chris Kramer, CEO and president, and Bill Roeschlein, chief financial officer, for Intermolecular.

The call can be accessed by dialing (877) 251-1860; international callers should dial (224) 357-2386. Please dial-in ten minutes prior to the scheduled conference call time. The conference ID is 12869271. A live and archived webcast (audio only) of the call will be available on Intermolecular’s Website at http://ir.intermolecular.com for up to 30 days after the call.

About Intermolecular, Inc.

Intermolecular® is the trusted partner for advanced materials innovation. Advanced materials are at the core of innovation in the 21st century for a wide range of industries including semiconductors, consumer electronics, automotive and aerospace. With its substantial materials expertise; accelerated learning and experimentation platform; and information and analytics infrastructure, Intermolecular has a ten-year track record helping leading companies accelerate and de-risk materials innovation.

“Intermolecular” and the Intermolecular logo are registered trademarks; all rights reserved. Learn more at www.intermolecular.com.

Forward-Looking Statements

Statements made in this press release and the earnings call referencing the press release that are not statements of historical fact are forward-looking statements. Forward-looking statements are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to, but are not limited to, our ability to productize our workflows with existing and future customers; expectations regarding our future revenue, cash flow and GAAP and non-GAAP net income or loss; financial condition; the ability of our new business model to generate profits and long-term shareholder returns; the extent to which technology developed in collaboration with our customers will continue to remain on the critical path and have significant value for such customers and us as well as the industry as a whole;  and anticipated growth in our current markets through expansion of existing customer programs and the entry into other engagements with new customers. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to: our ability to execute on our strategy, prove our business model and remain technologically competitive in rapidly evolving industry conditions; commercial acceptance of our HPC platform and methodology as effective R&D tools; our ability to achieve and sustain profitability; the ability of our customers to achieve their announced product roadmaps in a timely manner; the extent to which we are able to successfully extend and expand relationships with existing customers; our ability to manage the growth of our business; the rapid technology changes and volatility of the customers and industries we serve; our potential need for future capital to finance our operations; and other risks described in our most recent annual report on Form 10-K as updated by our quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission available at www.sec.gov, particularly in the sections titled "Risk Factors." All forward-looking statements are based on management’s current estimates, projections and assumptions, and we assume no obligation to update them.

Non-GAAP Financial Measures

To supplement the financial data presented on a GAAP basis, we also disclose certain non-GAAP financial measures, which exclude the effect of stock-based compensation expense. These non-GAAP financial measures are not prepared in accordance with GAAP, do not serve as an alternative to GAAP and may be calculated differently than non-GAAP financial information disclosed by other companies. These results should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. We believe that our non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to our financial condition and results of operations because the non-GAAP measures exclude charges that management considers to be outside of Intermolecular's core operating results. We believe that the non-GAAP measures of revenue, cost of net revenue, gross profit, gross margin, operating (loss) income, net (loss) income, earnings per share and net (loss) income per share, viewed in combination with our financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of our ongoing operating performance. In addition, management uses these non-GAAP measures to review and assess financial performance, to determine executive officer incentive compensation and to plan and forecast performance in future periods.

Intermolecular, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts, Unaudited)

	Three Months Ended March 31,
	2017	2016
Revenue:
Program revenue	$6,812	$11,961
Licensing and royalty revenue	3,133	2,557
Total revenue	9,945	14,518
Cost of revenue:
Cost of program revenue	2,697	4,736
Cost of licensing and royalty revenue	290	60
Total cost of revenue	2,987	4,796
Gross profit	6,958	9,722
Operating expenses:
Research and development	7,108	6,904
Sales and marketing	1,481	1,943
General and administrative	3,008	2,600
Restructuring charges	1,348	—
Total operating expenses	12,945	11,447
Loss from operations	(5,987)	(1,725)
Other income (expense):
Interest income (expense), net	55	32
Other income (expense), net	97	16
Total other income (expense), net	152	48
Loss before provision for income taxes	(5,835)	(1,677)
Provision for income taxes	1	3
Net loss	$(5,836)	$(1,680)
Net loss per share, basic and diluted	$(0.12)	$(0.03)
Weighted-average number of shares used in computing net loss per share, basic and diluted	49,519,251	49,286,456

Intermolecular, Inc.

Condensed Consolidated Balance Sheets

(In thousands, Unaudited)

	As of March 31, 2017	As of December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$7,631	$5,759
Short-term marketable securities	19,953	20,035
Total cash, cash equivalents and short-term marketable securities	27,584	25,794
Accounts receivable, net	3,815	5,063
Prepaid expenses and other current assets	1,217	1,397
Total current assets	32,616	32,254
Long-term marketable securities	400	1,995
Materials inventory	3,273	3,357
Property and equipment, net	9,807	10,964
Intangible assets, net	3,341	4,001
Other assets	586	597
Total assets	$50,023	$53,168

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$746	$309
Accrued compensation and employee benefits	1,890	1,663
Deferred revenue	1,717	1,533
Accrued liabilities	2,673	1,451
Total current liabilities	7,026	4,956
Other long-term liabilities	3,165	3,216
Total liabilities	10,191	8,172
Stockholders’ equity:
Common stock	50	50
Additional paid-in capital	213,973	213,313
Accumulated other comprehensive loss	(21)	(32)
Accumulated deficit	(174,170)	(168,335)
Total stockholders’ equity	39,832	44,996
Total liabilities and stockholders’ equity	$50,023	$53,168

Intermolecular, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands, Unaudited)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(5,836)	$(1,680)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and accretion	1,977	1,972
Stock-based compensation	656	1,122
Gain on disposal of property and equipment	(4)	3
Gain on disposal of intangible assets	(1,239)	—
Changes in operating assets and liabilities:
Prepaid expenses and other assets	215	82
Materials inventory	78	201
Accounts receivable	1,248	(1,369)
Accounts payable	381	(655)
Accrued and other liabilities	1,394	(2,236)
Deferred revenue	183	51
Net cash used in operating activities	(947)	(2,509)
Cash flows from investing activities:
Purchase of investments	(2,827)	(5,134)
Redemption of investments	4,408	13,816
Purchase of property and equipment	(264)	(1,356)
Proceeds from sale of equipment	7	2
Proceeds from sale of intangible assets	1,500	—
Capitalized intangible assets	—	(45)
Net cash provided by investing activities	2,824	7,283
Cash flows from financing activities:
Payment of capital leases	(5)	—
Proceeds from exercise of common stock options	—	693
Net cash (used in) provided by financing activities	(5)	693
Net increase in cash and cash equivalents	1,872	5,467
Cash and cash equivalents at beginning of period	5,759	11,676
Cash and cash equivalents at end of period	$7,631	$17,143

Intermolecular, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts and percentages, Unaudited)

	Three Months Ended March 31,
	2017	2016
GAAP cost of net revenue	$2,987	$4,796
Stock-based compensation expense (a)	(65)	(206)
Non-GAAP cost of net revenue	$2,922	$4,590
GAAP gross profit	$6,958	$9,722
Stock-based compensation expense (a)	65	206
Non-GAAP gross profit	$7,023	$9,928
As a percentage of net revenue:
GAAP gross margin	70.0%	67.0%
Non-GAAP gross margin	70.6%	68.4%
GAAP operating loss	$(5,987)	$(1,725)
Stock-based compensation expense (a):
- Cost of net revenue	65	206
- Research and development	182	330
- Sales and marketing	59	142
- General and administrative	350	444
Non-GAAP operating loss	$(5,331)	$(603)

GAAP net loss	$(5,836)	$(1,680)
Stock-based compensation expense (a)	656	1,122
Non-GAAP net loss	$(5,180)	$(558)

GAAP net loss	$(5,836)	$(1,680)
Interest income/ (expense), net	55	32
Provision for taxes	1	3
Depreciation, amortization (impairments) and accretion	1,977	1,971
Restructuring charges (b)	1,348	—
Stock-based compensation expense (a)	656	1,122
Adjusted EBITDA	$(1,909)	$1,384

Shares used in computing GAAP basic and diluted earnings per share	49,519	49,286
GAAP earnings per share:
Basic and diluted net loss per share	$(0.12)	$(0.03)
Shares used in computing Non-GAAP basic and diluted earnings per share	49,519	49,286
Non-GAAP earnings per share:
Basic and diluted net loss per share	$(0.10)	$(0.01)

(a)

Stock-based compensation reflects expense recorded relating to stock-based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company, as management believes this provides it a meaningful understanding of its core operating performance.

(b)	Restructuring charges incurred in connection with a reduction in headcount primarily comprised of employee severance and benefit costs.

CONTACT:

Bill Roeschlein

Intermolecular, Inc.

Chief Financial Officer

bill.roeschlein@intermolecular.com

+1.408.582.5415